UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2002

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28304 (File Number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive offices)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

                               N.A.
(Former name or former address, if changed since last report)


Item 5.  OTHER EVENTS.

        On April 15, 2002, Provident Financial Holdings, Inc. (“Company”) announced that Provident Savings Bank, FSB, a subsidiary of the Company, has filed an application with the Office of Thrift Supervision (“OTS”) for a new branch site located in Riverside, California. The proposed branch will be located in the Orangecrest Promenade at the intersection of Van Buren Boulevard and Trautwein Road. This is a rapidly developing area of Southwest Riverside and the shopping center will be anchored by the proposed Kohl's Department Store. Provident expects to open this branch in the summer of 2003, subject to receiving approval from the OTS and completion of shopping center construction.

       Exhibit

       99    Press Release dated April 15, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2002	Provident Financial Holdings, Inc.

/s/Craig G. Blunden Craig G. Blunden President and Chief Executive Officer (Principal Executive Officer)

/s/ Donavon P. Ternes Donavon P. Ternes Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)


Exhibit 99

Press Release Dated April 15, 2002


PROVIDENT Provident Financial Holdings, Inc.	PROV NASDAQ LISTED

IMMEDIATE RELEASE	Contact:	Craig G. Blunden Chairman, President & CEO (909) 686 - 6060

Provident Establishes New Branch In Riverside

        Riverside, California, April 15, 2002 -- Provident Savings Bank, FSB, a subsidiary of Provident Financial Holdings, Inc. (NASDAQ: PROV), today announced that it has filed an application with the Office of Thrift Supervision (“OTS”) for a new branch site located in Riverside, California. The proposed branch will be located in the Orangecrest Promenade at the intersection of Van Buren Boulevard and Trautwein Road. This is a rapidly developing area of Southwest Riverside and the shopping center will be anchored by the proposed Kohl’s Department Store. Provident expects to open this branch in the summer of 2003, subject to receiving approval from the OTS and completion of shopping center construction.

        “We believe that the Orangecrest Promenade is a logical extension of our distribution network within the Inland Empire, and increases our presence in our home market. The exceptional growth in the city lends well to the continuation of our prototype offices launched in Temecula and Corona in 2001. Building on our concept of re-defining the customer experience, this new office will offer all of the innovations of the Temecula and Corona retail banking centers and provide customers with a unique financial experience. The prototype branches offers a consumer friendly environment by offering information through a cybercafe with Internet access where the consumer can check the performance of their favorite stocks or access their own personal e-mail accounts. To further enhance the customer experience, we will follow in the tradition of an investment lounge delivering the latest in financial news via financial periodicals and television. Secure 24-hour ATM access and a 24/7 universal sales office to meet with our clients on their terms and time frame. “We are satisfied with the consumer focus of the Temecula and Corona models, and hope to bring the same to this office,” commented Craig G. Blunden, President and CEO.


        Provident Savings Bank, FSB is a community-oriented, federally chartered, full-service retail bank with assets of more than $1.1 billion. Headquartered in Riverside, California, Provident Bank currently has 11 retail/business banking offices in Southern California along with 5 Provident Bank Mortgage loan production offices. Provident can be found on the Internet at www.myprovident.com or we can be reached at our Corporate Call Center at 1-800-442-5201.

Forward-looking Statement

Certain matters in this Press Release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2001. Forward looking statements are effective only as of the date that they are made and Provident Financial assumes no obligation to update this information.

####
